ASSIGNMENT AND RELEASE AGREEMENT

     THIS AGREEMENT is made and entered into as of the 2nd day of July, 2002 by and between RAL, Inc. ("Assignor"), Emeritus Corporation ("Assignee") and Sacramento County Assisted, LLC ("Landlord").

                                    RECITALS

     A. Landlord and Assignor are parties to that Lease Agreement dated February 21, 2002 (the "Lease") with respect to a residential care facility for the elderly located at 780 Harrington Way, Folsom, California and currently known as Willow Creek (the "Facility").

     B. Landlord and Assignor are also parties to that Working Capital Agreement dated February 21, 2002 (the "Working Capital Agreement") pursuant to which, subject to certain terms and conditions, Landlord agreed to provide to Assignor any working capital needed in connection with the operation of the Facility in the event the cash receipts of the Facility are not, at any time, sufficient to pay all of the expenses incurred by Assignor in the operation of the Facility.

     C. The Lease contemplated that it would terminate when Landlord and Assignee, as the proposed manager of the Facility, became licensed to operate the Facility.

     D. Subsequent to the execution of the Lease and the Working Capital Agreement, Landlord and Assignee have agreed that rather than entering into a Management Agreement with respect to the Facility, Landlord will lease the Facility to and Assignee will lease the Facility from Landlord on substantially the same terms as set forth in the Lease and the Working Capital Agreement.

     E. In order to facilitate the leasing of the Facility to Assignee, Assignor has agreed to assign to Assignee and Assignee has agreed to take from Assignor, all of Assignor's right, title and interest in and to the Lease and the Working Capital Agreement and Landlord has agreed to release Assignor from any further liability under the Lease and the Working Capital Agreement.

     F. Landlord, Assignor and Assignee are interested in documenting the terms and conditions of such assignment, assumption and release.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1. ASSIGNMENT AND ASSUMPTION. As of the Effective Date, Assignor does hereby assign to Assignee and Assignee does hereby take and accept all of Assignor's right, title and interest in and to and obligations under the Lease and the Working Capital Agreement.

2. RELEASE. As of the Effective Date, Landlord does hereby release Assignor from any liability under the Lease or the Working Capital Agreement.

3.     EFFECTIVE  DATE.  This  Agreement  shall be effective as of July 2, 2002.

4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

5. ENTIRETY. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings with respect thereto. This Agreement may not be amended or modified nor may any provision hereof be waived except by written instrument signed by the parties hereto.

6. ATTORNEYS FEES. In the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys fees, including its costs and fees on appeal.

7. CONSTRUCTION. Both parties acknowledge that they have participated in the drafting and negotiation of this Agreement. Accordingly, in the event of a dispute among the parties hereto with respect to the interpretation or enforcement of the terms hereof no provision shall be construed so as to favor or disfavor either party hereto.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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IN  WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year  first  set  forth  above.

                    RAL,  INC.



                    By:     /s/    Walt  Bowen
                         Walt  Bowen
                    Its:     _______________________________


                    EMERITUS  CORPORATION



                    By:     /s/    Raymond  R.  Brandstrom
                          Raymond  R.  Brandstrom
                    Its:     _________________________________

                    SACRAMENTO  COUNTY  ASSISTED,  LLC

                    By:     /s/    Daniel  R.  Baty
                         Daniel  R.  Baty
                    Its:     ______________________________